EXHIBIT 8.1

List of Subsidiaries

AU Optronics Corp., a corporation organized under the laws of the Republic of China, has forty-one subsidiaries as of March 31, 2012:

1.	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;

2.	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;

3.	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;

4.	AU Optronics Europe B.V., a corporation organized under the laws of the Netherlands;

5.	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;

6.	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;

7.	AU Optronics (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

8.	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;

9.	AU Optronics (Suzhou) Corp., Ltd., a corporation organized under the laws of the People’s Republic of China;

10.	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic;

11.	AU Optronics Manufacturing (Shanghai) Corp., a corporation organized under the laws of the People’s Republic of China;

12.	AU Optronics (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;

13.	AUO Energy (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;

14.	AUO Energy (Tianjin) Corp., a corporation organized under the laws of the People’s Republic of China;

15.	AUO Green Energy America Corp., a corporation organized under the laws of the Delaware, United States of America;

16.	AUO Green Energy Europe B.V., a corporation organized under the laws of the Netherlands;

17.	BriView (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;

18.	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;

19.	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong;

20.	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;

21.	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;

22.	Darwin Precisions (Chengdu) Corp., a corporation organized under the laws of the People’s Republic of China;

23.	Darwin Precisions (Qingdao) Corp., a corporation organized under the laws the People’s Republic of China;

24.	Darwin Precisions (Dongguan) Corp., a corporation organized under the laws the People’s Republic of China;

25.	BVCH Optronics (Sichuan) Corp., a corporation organized under the laws of the People’s Republic of China;

26.	Huizhou Bri-King Optronics Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

27.	BriView (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

28.	BriView (Hefei) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

29.	Konly Venture Corp., a corporation organized under the laws of the Republic of China;

30.	Ronly Venture Corp., a corporation organized under the laws of the Republic of China;

31.	BriView Corp. (formerly Darwin Precisions Corp.), a corporation organized under the laws of the Republic of China;

32.	Toppan CFI (Taiwan) Co., Ltd., a corporation organized under the laws of the Republic of China;

33.	BriView (L) Corp., a corporation organized under the laws of Malaysia;

34.	AUO Crystal Corp., a corporation organized under the laws of the Republic of China;

35.	AUO Crystal (Malaysia) Sdn. Bhd., a corporation organized under the laws of Malaysia;

36.	M. Setek Co., Ltd., a corporation organized under the laws of Japan;

37.	Darshin Microelectronics Inc., a corporation organized under the laws of the Republic of China;

38.	AFPD Pte., Ltd., a corporation organized under the laws of Singapore;

39.	AU Optronics (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

40.	AUO Green Energy Germany GmbH, a corporation organized under the laws of Germany; and

41.	Sungen Power Corporation, a corporation organized under the laws of the Republic of China.